Exhibit 99.3

WRITTEN CONSENT FOR SEC FILING

CONSENT OF HOULIHAN LOKEY CAPITAL, INC.

June 20, 2023

Amprius Technologies, Inc.

1180 Page Avenue

Fremont, CA 94538

Attn: Sandra Wallach, Chief Financial Officer

Re:	Amendment No. 1 to the Registration Statement on Form S-4 of Amprius Technologies, Inc., (File No. 333-272466) (the “Registration Statement”)

Dear Ms. Wallach:

Reference is made to our opinion letter (“opinion”), dated May 8, 2023.

Our opinion was provided for the information and assistance of the special committee of Amprius Technologies, Inc. (the “Company”) in connection with its evaluation of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the Joint Proxy Statement/Prospectus of the Company included in the above-referenced Amendment No. 1 to the Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Amendment No. 1 to the Registration Statement under the captions “Questions and Answers About the Mergers”, “Prospectus Summary”, “Background of the Mergers”, “Amprius Reasons for the Mergers”, and “Opinion of the Special Committee’s Financial Advisor” and to the inclusion of our opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement, appearing as Annex D to such Joint Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Amendment No. 1 to the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any other amendments to the Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.